840 Putnam Utilities Growth and Income attachment
10/31/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		11,118
Class B		1,811
Class C		63

72DD2	(000s omitted)

Class M		88

73A1

Class A		0.1724
Class B		0.1209
Class C		0.1237

73A2

Class M		0.1387

73C

A		0.0116
B		0.0081
C		0.0083
M		0.0093

74U1	(000s omitted)

Class A		59,323
Class B		13,869
Class C		461

74U2	(000s omitted)

Class M		535

74V1

Class A		8.06
Class B		8.02
Class C		8.02

74V2

Class M		8.05